UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2024

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Westinghouse Blvd Suite A, Charlotte, NC 28273
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on June 5, 2024, cbdMD, Inc. (the “Company”) received notification (the “Notice”) from the NYSE American LLC (the “NYSE American”) that the Company is no longer in compliance with NYSE American’s continued listing standards. The Notice provided that the Company must submit a plan of compliance (the “Plan”) by July 5, 2024 addressing how it intends to regain compliance with the continued listing standards by December 5, 2025. The Company timely submitted the Plan to the NYSE American on July 5, 2024, advising of actions the Company intends to take to regain compliance with the continued listing standards. The Company expects to receive a response from NYSE American in August 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: July 16, 2024	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Executive Officer and Chief Financial Officer